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                                                                     EXHIBIT 3.6

                         RECOGNITION INTERNATIONAL INC.
                                    BY-LAWS

                  AMENDED AND RESTATED AS OF DECEMBER 15, 1994

                                   ARTICLE I
                                    OFFICES

     SECTION 1.1 REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 1.2 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

     SECTION 2.1 ANNUAL MEETINGS. An annual meeting of stockholders shall be held, at such place within or without the State of Delaware as may be designated by the Board of Directors, on the first Thursday following the 15th day of February in each year, if not a legal holiday in the place where the meeting is to be held, and, if such a legal holiday, then on the next secular day following, at ten o'clock a.m. local time at the place of meeting, or on such other date or at such other time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and transaction of such other business as may properly be brought before the meeting pursuant to Section 2.2.

     SECTION 2.2 ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS AT AN ANNUAL MEETING. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was first mailed or given to stockholders or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.2; provided, however,

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that nothing in this Section 2.2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

     The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 2.3 STOCKHOLDER NOMINATIONS OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election as directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors, (b) by any nominating committee or person appointed by the Board of Directors or (c) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.3. Nominations by such a stockholder shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was first mailed or given to stockholders or such public disclosure was made. Such stockholder's notice to the secretary shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and as to the stockholder giving the notice: (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 2.4 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, which shall be held at such place either within or without the State of Delaware as shall be stated in the notice or a duly executed waiver thereof unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president or the Board of Directors and shall be called by the president or secretary at the request in writing of a majority of the total number of directors. Such request shall state the purpose or purposes of the proposed meeting and the date, time and place thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 2.5 FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may

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fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) in the case of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, shall not be more than sixty or less than ten days before the date of such meeting, (ii) in the case of determining stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (iii) in the case of determining stockholders for any other purpose, shall not be more than sixty days prior to any other action.

     (a)  If no record date is fixed:

     (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

     (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 2.6 NOTICE OF MEETINGS. Except as otherwise required by statute, notice of the time and place of each meeting of stockholders, whether annual or special, shall, at least ten, and not more than sixty, days before the day on which the meeting is to be held, be given to each stockholder of record entitled to vote thereat, by delivering a written or printed notice thereof to such stockholder personally or by mailing such notice in a postage prepaid envelope addressed to such stockholder at his post office address as the same appears on the stock records of the Corporation.

     (a) Except as otherwise required by statute, no publication of any notice of a meeting of stockholders shall be required

     (b) In the case of a special meeting, the notice shall indicate briefly the purpose or purposes of such meeting.

     (c) Except as otherwise required by statute, no notice of a special or annual meeting shall be required as to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney duly authorized, waive notice of any meeting, whether before or after such meeting be held, notice shall not be required as to such stockholder.

     (d) Except as otherwise required by statute, no notice of any adjourned meeting of stockholders shall be required to be given.





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     SECTION 2.7   QUORUM.  The holders of stock constituting a majority of the voting power given to all stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at each meeting of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.

     SECTION 2.8 ADJOURNMENT. At any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, may, by a vote of a majority of the voting power given to all stock so present or represented, adjourn the meeting for a period not exceeding thirty days from time to time, without notice other than announcement at the meeting, except as otherwise provided by statute or the Certificate of Incorporation. If a quorum was present or represented at the original meeting or if a quorum shall be present or represented at such adjourned meeting, any business may be transacted at an adjourned meeting which might have been transacted at the meeting as originally notified.

     SECTION 2.9 VOTING. When a quorum is present at any meeting, directors shall be elected by a plurality vote and all other questions brought before the meeting shall be decided by the vote of the holders of stock constituting a majority of the voting power given to all stock present in person or represented by proxy at such meeting and entitled to vote thereon, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     (a) Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as and to the extent otherwise provided by statute, the Certificate of Incorporation or these By-Laws.

     (b) At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such stockholder.

     (c) No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     SECTION 2.10 VOTING LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.11 INSPECTORS. At each meeting of the stockholders, the polls shall be opened and closed. Two inspectors shall (i) receive and have custody of the proxies; (ii) decide all questions respecting the qualification of voters and the validity of proxies, and the acceptance or rejection of votes; and (iii) receive and count the ballots, if voting is by ballot, and certify the results of the voting. Such inspectors shall be appointed by the Board of Directors before the meeting, or in default thereof, by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed in like manner.





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                                  ARTICLE III
                                   DIRECTORS

     SECTION 3.1 NUMBER AND TERM. The number of directors which shall constitute the whole Board shall be eight, which number may be changed by amendment of these By-Laws, provided that in no event may such number be decreased to less than six. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 of this Article. Beginning with the election of directors at the annual meeting of stockholders in 1983, the directors shall be divided into three classes as nearly equal in number as possible, with the initial term of the directors elected in Class I to expire at the annual meeting of stockholders in 1984, the initial term of the directors elected in Class II to expire at the annual meeting of stockholders in 1985 and the initial term of the directors elected in Class III to expire at the annual meeting of stockholders in 1986. The directors elected in each class upon expiration of the initial term and thereafter shall be elected for a term expiring at the third annual meeting of stockholders following the annual meeting at which they are elected. Each director elected shall hold office until expiration of the term for which he is elected and until his successor is elected and qualified or until his earlier resignation or removal. In the event the number of directors constituting the whole Board shall be a number not evenly distributed by three, the number of directors to serve in each class shall be determined by the Board of Directors, subject to the requirement that the number in each class shall be as nearly equal as possible. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred or preference stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 3.1 of Article III unless expressly provided by such terms. At all elections of directors, each stockholder shall be entitled to as many votes in the election of directors in each class for which directors are being elected as shall equal the number of votes which (except for the provision in the Certificate of Incorporation as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of Common Stock multiplied by the number of directors to be elected in such class, and he may cast all of such votes for a single director in such class or may distribute them among the number to be voted for in such class, or for any two or more of them in such class as he may see fit.

     SECTION 3.2 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. A director chosen to fill a vacancy shall serve for the remainder of the unexpired term of his predecessor and until his successor is elected and qualified or until his earlier resignation or removal. A director chosen to fill a newly created directorship shall serve until the next annual meeting of the stockholders, at which time such newly created directorship shall be classified by the Board of Directors into one of the three classes referred to in Section 3.1 of this Article, subject to the requirement that the number of directors to serve in each class shall be as nearly equal as possible. At such annual meeting, a director shall be elected to fill such newly created directorship and to serve for the unexpired term of the class in which he is elected and until his successor is elected and qualified or until his earlier resignation or removal.

     SECTION 3.3 POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws, directed or required to be exercised or done by the stockholders.

     SECTION 3.4 MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held following the adjournment of and at the same place as the annual meeting





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of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure to hold such meeting of the newly elected Board of Directors at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as specified in a written waiver signed by all of the directors.

     (a) Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors and communicated to all members thereof.

     (b) Special meetings of the Board of Directors may be called by the president or the chairman of the board with notice (i) by mail to each director, addressed to him at his residence or usual place of business, not later than three (3) days before the day on which the meeting is to be held, or
(ii) by telegram, telex, telecopy or personal or courier delivery, addressed to him at his residence or usual place of business, or by communicating to him personally or by telephone, not later than twenty-four (24) hours before the time of such meeting; special meetings shall be called by the president, chairman of the board or secretary in like manner and on like notice on the written request of at least two directors.

     SECTION 3.5 QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise provided by statute, the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.6 ACTION WITHOUT MEETING. Unless otherwise restricted by statute, the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

     SECTION 3.7 TELEPHONIC MEETING. Unless otherwise restricted by statute, the Certificate of Incorporation or these By-Laws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     SECTION 3.8 COMPENSATION. The directors and members of special and standing committees may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or such committee and such compensation for their services as the Board of Directors may determine from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                   COMMITTEES

     SECTION 4.1 EXECUTIVE COMMITTEE. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, elect from the directors an Executive Committee which shall consist of not less than two members. Within the foregoing limit, the number of members shall be determined from time to time by resolution passed by a majority of the whole Board of Directors. The Board of Directors shall designate for such committee a chairman, who shall continue as such during the pleasure





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of the Board of Directors. So far as practicable, members of the Executive
Committee shall be appointed by the Board of Directors at its first meeting after each annual meeting of stockholders and, unless sooner discharged by resolution passed by a majority of the whole Board of Directors, shall hold office until their respective successors are appointed and qualified or until their earlier respective deaths or resignations.

     SECTION 4.2 VACANCIES. Any vacancy in the Executive Committee may be filled by resolution passed by a majority of the whole Board of Directors.

     SECTION 4.3 REGULAR MEETINGS. Regular meetings of the Executive Committee may be held without notice at such time and place as shall be determined from time to time by the Committee and communicated to all of the members thereof.

     SECTION 4.4 SPECIAL MEETINGS. Special meetings of the Executive Committee may be called by the chairman of the Executive Committee or any two members thereof at any time on twenty-four (24) hours' notice to each member, either personally or by mail or telegram.

     SECTION 4.5 ACTION WITHOUT MEETING. Unless otherwise restricted by statute, the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting if a written consent thereto is signed by all members and such written consent is filed with the minutes of the proceedings of the Committee.

     SECTION 4.6 TELEPHONIC MEETINGS. Unless otherwise restricted by statute, the Certificate of Incorporation or these By-Laws, members of the Executive Committee may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     SECTION 4.7 QUORUM. A majority of the total number of members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee.

     SECTION 4.8 COMMITTEE ACTION. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

     SECTION 4.9 RECORDS. The Executive Committee shall keep regular minutes of its meetings. The secretary of the Corporation, or in his or her absence, an assistant secretary, shall act as secretary of the Executive Committee or the Committee may, in its discretion, appoint its own secretary.

    SECTION 4.10 REPORTING. The Executive Committee shall report its acts and proceedings to the Board of Directors.

     SECTION 4.11 POWERS. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, in no event shall the Executive Committee have any power or authority in reference to (i) amending the Certificate of Incorporation; (ii) adopting an agreement of merger or consolidation; (iii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (iv) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (v) amending the By-Laws of the Corporation; or (vi) unless specifically so authorized by resolution passed by a majority of the whole Board of Directors, declaring a dividend or authorizing the issuance of stock.





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     SECTION 4.12  OTHER COMMITTEES.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees other than the Executive Committee, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, subject to the same limitations set forth in Section 4.11 of these By-Laws. Such committee or committees shall have such name or names and conduct its business in such areas and under such rules and regulations as may be determined from time to time by resolution passed by a majority of the whole Board of Directors. The provisions of Sections 4.2 through 4.10 of these By-Laws shall be applicable to each committee designated hereunder unless otherwise provided by resolution passed by a majority of the whole Board of Directors.

                                   ARTICLE V
                                    NOTICES

     SECTION 5.1   DELIVERY.

     (a) Notices to stockholders shall be in writing and delivered personally or mailed to them at their addresses appearing on the stock records of the Corporation.

     (b) Notices to directors and committee members may be in writing and delivered personally or by courier or mailed to the directors or committee members at their residences or usual places of business. Notices to directors or committee members may also be given by telegram, telex or telecopy, or communicated to them personally or by telephone.

     (c) Notice by mail shall be deemed to be given when deposited in the United States mail postage prepaid. Notice by courier delivery shall be deemed to be given twenty-four (24) hours after delivery by the Corporation to the courier service. Notice by telegram, telex or telecopy shall be deemed to be given at the time when the same is deposited for transmission.

     SECTION 5.2 WAIVER. Whenever any notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waivers of notice.

                                   ARTICLE VI
                                    OFFICERS

     SECTION 6.1 ELECTED OFFICERS. The elected officers of the Corporation shall be a chairman of the board (if the Board of Directors shall determine the election of such officer to be appropriate), a vice chairman of the board (if the Board of Directors shall determine the election of such officer to be appropriate), a president, one or more vice presidents, with such titles as may be designated by the Board of Directors, a controller, a secretary and a treasurer. No elected officer, other than the chairman of the board and vice chairman of the board, need be a director.

     SECTION 6.2 ELECTION. All elected officers shall be chosen by the Board of Directors and as far as is practicable shall be chosen at the first meeting of the Board of Directors after each annual meeting of stockholders.





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     SECTION 6.3   APPOINTIVE OFFICES.  The Board of Directors may also appoint one or more assistant secretaries and assistant treasurers and such other officers, assistant officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as are prescribed in these By-Laws and as may be determined from time to time by the Board of Directors or by the president. No appointive officer or agent need be a director.

     SECTION 6.4 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors; provided, however, the Board of Directors may delegate to the president the authority to fix the compensation of all officers other than the chairman of the board and the president.

     SECTION 6.5 TERM. The officers and agents of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors.

     SECTION 6.6 THE CHAIRMAN OF THE BOARD. The chairman of the board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 6.7 THE VICE CHAIRMAN OF THE BOARD. The vice chairman of the board, if there be one, shall, in the absence or disability of the chairman of the board, preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 6.8 THE PRESIDENT. The president shall be the chief executive officer of the Corporation and, subject to the provisions of these By-Laws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. In the absence of the chairman of the board and vice chairman of the board, or if such officers shall not have been elected or be serving, the president shall preside when present at meetings of the stockholders and the Board of Directors. The president shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who shall have been employed or appointed under authority of the president or under authority of any subordinate officer; to suspend for cause any officer subordinate to the president, pending final action by the authority which shall have elected or appointed such officer; and in general to exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws.

     SECTION 6.9 THE VICE PRESIDENTS. The vice president, or if there shall be more than one, the vice presidents in the order designated by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. In addition, each vice president shall have the general authority to execute and deliver contracts and other documents in the name and on behalf of the Corporation in connection with transactions in the ordinary course of the Corporation's business, and affix the Corporate seal thereto. Each vice president shall generally assist the president and shall perform such other duties and have such other powers not inconsistent with these By-Laws as the Board of Directors or the president may from time to time prescribe.

     SECTION 6.10 THE CHIEF FINANCIAL OFFICER. The chief financial officer shall have overall responsibility for all accounting and financial matters of the Corporation. He shall have direct responsibility for all matters pertaining to the finances of the Corporation and will develop the necessary financial





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resources to ensure that adequate funds are available to meet the requirements of the Corporation. He shall ensure that all matters of taxation are handled on a timely basis and in a manner which minimizes the Corporation's tax burden. He will determine that the assets of the Corporation are properly protected and will assure the adequacy of the Corporation's system of internal controls.

     SECTION 6.11 THE SECRETARY. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the president, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and he, or an assistant secretary, shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The secretary shall generally perform all the duties usually appertaining to the office of secretary of a corporation.

     SECTION 6.12 ASSISTANT SECRETARIES. The assistant secretary, or if there be more than one, the assistant secretaries in the order designated by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. Each assistant secretary shall perform such other duties and have such other powers not inconsistent with these By-Laws as the Board of Directors or the secretary may from time to time prescribe.

     SECTION 6.13 THE TREASURER. Under the general direction of the chief financial officer, the treasurer shall have the care and custody of all monies and securities of the Corporation; shall deposit such funds in and with such depositories as shall be selected in accordance with procedure established by the Board of Directors; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation.

     SECTION 6.14 THE CONTROLLER. Under the general direction of the chief financial officer, the controller shall be the chief accounting officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts of the Corporation. He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; shall receive and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting practices of the Corporation; and shall be the primary interface with the external auditors. In addition, he shall be responsible for the preparation and timely filing of all local, state and federal tax returns, and he shall have the authority to execute and deliver such tax returns and related documents in the name and on behalf of the Corporation. He shall ensure that all financial information furnished to the directors, stockholders, regulatory agencies and to the public is accurate, timely and is prepared in accordance with generally accepted accounting principles. He will establish and maintain a system of internal controls that complies with the various legal and regulatory requirements and meets accepted professional and accounting standards. The controller shall generally perform all duties usually appertaining to the office of the controller of a corporation.

     SECTION 6.15 ASSISTANT TREASURERS. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order designated by the Board of Directors, shall, in the absence or disability





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of the treasurer, perform the duties and exercise the powers of the treasurer.
Each assistant treasurer shall perform such other duties and have such other powers not inconsistent with these By-Laws as the Board of Directors or the treasurer may from time to time prescribe.

     SECTION 6.16 DESIGNATION BY PRESIDENT. The Board of Directors may delegate to the president of the Corporation the authority to make any or all of the designations referred to in Sections 6.9, 6.12 and 6.15.

                                  ARTICLE VII
                             CERTIFICATES OF STOCK

     SECTION 7.1 EXECUTION. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice chairman of the Board of Directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 7.2 LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum and with such coverage as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 7.3 TRANSFERS OF STOCK. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney.

     SECTION 7.4 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.





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                                  ARTICLE VIII
                               GENERAL PROVISIONS

     SECTION 8.1 DIVIDENDS. Dividends upon the stock of the Corporation, subject to the provisions of the statutes and the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of stock of any class, subject to the provisions of the statutes and the Certificate of Incorporation.

     SECTION 8.2 RESERVES. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for working capital or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 8.3 SURETY BONDS. The Board of Directors may require, from time to time, that such officers, agents or employees of the Corporation as the Board of Directors may direct, be bonded for the faithful performance of their duties in such amounts and by such surety companies as the Board of Directors may determine. The premium on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the secretary or treasurer.

     SECTION 8.4 CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 8.5 FISCAL YEAR. The fiscal year of the Corporation shall end on October 31 in each year.

     SECTION 8.6 SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be imprinted, impressed or affixed or otherwise reproduced.

                                   ARTICLE IX
                                INDEMNIFICATION

     SECTION 9.1 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 9.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or (while a director or officer of the Corporation) is or was an employee or agent of the Corporation, or (while a director or officer of the Corporation) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best





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interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 9.2 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 9.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or (while a director or officer of the Corporation) is or was an employee or agent of the Corporation, or (while a director or officer of the Corporation) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 9.3 AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because he is a person specified in Section 9.1 or 9.2 and he has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a person specified in Section 9 . 1 or 9.2 has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     SECTION 9.4   GOOD FAITH DEFINED.  For purposes of any determination under
Section 9.3, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise, in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 9.4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this
Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 9.1 or 9.2, as the case may be.

     SECTION 9.5 INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 9.3, and notwithstanding the absence of any determination thereunder, any person may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.1 and 9.2. The basis of such indemnification by a court shall





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be a determination by such court that indemnification of a person is proper in the circumstances because he is a person specified in Section 9.1 or 9.2 and he has met the applicable standards of conduct set forth in Sections 9.1 or 9.2, as the case may be. Notice of any application for indemnification pursuant to this Section 9.5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 9.6 EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a person specified in Section 9.1 or 9.2 in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

     SECTION 9.7 NON-EXCLUSIVITY OF INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 9.1 and 9.2 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Sections 9.1 or 9.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

     SECTION 9.8 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article IX.

     SECTION 9.9 MEANING OF CERTAIN TERMS FOR PURPOSES OF ARTICLE IX. For purposes of this Article IX, references to "the Corporation" shall include any successor corporation to the Corporation in a consolidation or merger; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries. For purposes of this Article IX, a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

     SECTION 9.10 SURVIVAL. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.





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                                   ARTICLE X
                                   AMENDMENTS


     SECTION 10.1 BY-LAWS. The Board of Directors is authorized and empowered without the assent or vote of the stockholders to make, alter or repeal the By-Laws of the Corporation. By-Laws may be made, altered or repealed at any regular or special meeting of the Board of Directors.

I hereby certify that the foregoing is a true and correct copy of the By-Laws of Recognition International Inc.






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